PROMISSORY NOTE

$368,000.00	Dallas, Texas	March ___, 2007
     FOR VALUE RECEIVED, the undersigned, BRETT FARYNIARZ, an individual (“Maker”), promises to pay to the order of MBI Financial, Inc., a Nevada corporation (“Payee”), the sum of THREE HUNDRED SIXTY-EIGHT THOUSAND AND NO/00 DOLLARS ($368,000.00).
     The principal on this note shall be due and payable on March ___, 2008 (the “Maturity Date”).
1.	Payment of the Note. Maker shall pay this note in either cash or by transferring all or a portion of the Pledged Shares (as defined hereinafter) to Payee, as elected by Maker in a written notice to Payee given on or before the Maturity Date. For purposes of making payment with the Pledged Shares pursuant to this subparagraph, each Pledged Share shall be deemed to have a value of $1.25. If Maker elects to pay this note by transferring all or a portion of the Pledged Shares, title to the transferred Pledged Shares shall be deemed automatically transferred to Payee on the Maturity Date, without any act on the part of either Maker or Payee.

2.	Prepayments. The unpaid principal balance on this note may be prepaid in whole or in part in cash at any time without premium or penalty.

3.	Security. This note is secured by the shares of the common stock of Payee (the “Pledged Shares”) described in that certain Pledge Agreement (herein so called) dated as of even date herewith executed by Maker in favor of Payee.

4.	Events of Default and Remedies. Without notice or demand (which are hereby waived), the entire unpaid principal balance on this note shall immediately become due and payable in cash at the option of the holder hereof upon the occurrence of any one or more of the following events of default (individually or collectively, herein called an “Event of Default”):
     (a) The failure or refusal of Maker to pay all or any part of the principal on this note as and when same becomes due and payable in accordance with the terms hereof; or
     (b) Maker shall (i) become insolvent within the meaning of the Bankruptcy Code of the United States, as amended, (ii) admit in writing his inability to pay or otherwise fail to pay his debts generally as they become due, (iii) voluntarily seek consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iv) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of the holder hereof. As used herein, “Debtor Relief Laws” means the Bankruptcy Code of the United States, as amended, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally; or
     (c) The occurrence of a default or event of default under the Pledge Agreement.
     Upon the occurrence of an Event of Default, the holder of this note may (a) offset against this note any sum or sums owed (whether or not then due) by the holder or its affiliates to Maker or his affiliates, including, without limitation, the sums owed by MBI Mortgage, Inc., a Texas corporation and a wholly-owned subsidiary of Payee, to New Horizon Financial, Inc., a California corporation of which
Promissory Note

Maker is the sole shareholder, under that certain Secured Promissory Note dated as of July 5, 2006, or any amendment, restatement, modifications, extensions or renewals thereof, (b) foreclose any or all liens or security interests given to secure the repayment of the indebtedness evidenced by this note, and (c) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this note or any document or instrument executed and delivered by Maker in connection with this note or in aid of the exercise of any power or right granted by this note or any document or instrument executed and delivered by Maker in connection with this note or to enforce any other legal or equitable right of the holder of this note. Holder’s act of foreclosure on the Stock pledged hereunder shall satisfy Maker’s Obligations in full.
5.	Cumulative Rights. No delay on the part of the holder of this note in the exercise of any power or right under this note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

6.	Waiver. Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this note jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

7.	Attorneys’ Fees and Costs. In the event an Event of Default shall occur, and in the event that thereafter this note is placed in the hands of an attorney for collection, or in the event this note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

8.	Notices. Any notice or demand given hereunder shall be deemed to have been given and received (a) when actually received by the addressee, if delivered in person or by courier or messenger, or (b) two Business Days (hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to the addressee, is deposited in the United States Mail. The address of Maker is 100 Chapparal Court, Suite 100, Anaheim Hills, California 92808 or such other address as Maker shall advise the holder hereof by written notice. The address for Payee is 1845 Woodall Rogers, Suite 1225, Dallas, Texas, 75203 or such other address as Payee shall advise Maker hereof by written notice.

9.	Governing Law. This note is being executed and delivered and is intended to be performed, in the State of Texas, and the laws of such state shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.

10.	Headings. The headings of the sections of this note are inserted for convenience only and shall not be deemed to constitute a part hereof.
Promissory Note

11.	Successors and Assigns. All of the covenants, stipulations, promises and agreements in this note contained by or on behalf of Maker shall bind his heirs, successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of the holder hereof, assign any rights, duties, or obligations under this note.

12.	Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect or apply, as interest hereon, any amount in excess of the maximum rate of interest permitted to be charged from time to time by applicable law, and in the event the holder hereof ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of the principal hereof and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the highest lawful rate, Maker and the holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, the holder hereof shall refund to Maker the amount of such excess or credit the amount of such excess against the principal hereof, and in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate.

13.	Business Day; Payments. As used herein, the expression (a) “Business Day” means every day on which Payee is open for business, and (b) “Nonbusiness Day” means every day which is not a Business Day. Each payment of the principal on this note shall be due and payable in lawful money of the United States of America, if paid in cash, in Dallas County, Texas at the office of Payee, at 1845 Woodall Rogers, Suite 1225, Dallas, Texas 75203, in funds which are or will be available for immediate use by Payee at such office at or before 1:00 p.m., Dallas time on the day each payment thereof is due. In any case where a payment of principal is due on a Nonbusiness Day, Maker shall be entitled to delay such payment until the next succeeding Business Day.
     THIS NOTE, TOGETHER WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
Promissory Note

     IN WITNESS WHEREOF, the undersigned has executed this note as of the day and year first above written.

Brett Faryniarz
Consented and Agreed to:

New Horizon Financial, Inc.

By:

Name:

Title:

Accepted:

MBI Financial, Inc.

By:

Name:

Title:

Promissory Note

4